Exhibit (d)(5)

ROLLOVER AGREEMENT

THIS ROLLOVER AGREEMENT (this “Agreement”) is entered into on [•], 2026 by MCW Parent, LP, a Delaware limited partnership (“Issuer”), MCW Aggregator, LLC, a Delaware limited liability company (“Aggregator” and, together with Issuer, the “Issuing Entities”) and the undersigned investor (the “Rollover Investor”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as hereinafter defined).

RECITALS

WHEREAS, Issuer has entered into that certain Agreement and Plan of Merger, dated as of February 17, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Issuer, Boson Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Issuer (“Sub”), Mister Car Wash, Inc., a Delaware corporation (the “Acquired Company”), and, solely for purposes of the Borrower Provisions, Mister Car Wash Holding, Inc., pursuant to which, among other things, on the terms and conditions set forth therein, Sub will be merged with and into the Acquired Company, and the Acquired Company, as the corporation surviving the merger, shall by virtue of the merger continue its corporate existence under the Laws of the State of Delaware as a wholly owned direct or indirect subsidiary of Issuer (the consummation of the transactions contemplated by the Merger Agreement, the “Transaction Closing”);

WHEREAS, as of the date hereof, the Rollover Investor is the record and beneficial owner of a certain number of shares of Company Common Stock, options to purchase Company Common Stock and/or restricted stock units in respect of shares of Company Common Stock;

WHEREAS, subject to the terms and conditions of this Agreement, immediately prior to the Transaction Closing, to the extent the Rollover Investor holds shares of Company Common Stock, (i) the Rollover Investor desires to contribute, assign, transfer, convey and deliver to Issuer all of his, her or its right, title and interest in and to those securities of the Acquired Company set forth on Exhibit A attached hereto (the “Rollover Securities”) in exchange for those securities of the Issuer set forth on Exhibit A attached hereto (the “Acquired Contribution Securities”), and (ii) Issuer desires to accept the Rollover Securities from the Rollover Investor and, in exchange therefor, issue the Acquired Contribution Securities to the Rollover Investor (collectively, the “Rollover Contribution”);

WHEREAS, subject to the terms and conditions of this Agreement, immediately following the Transaction Closing, to the extent the Subscription Amount (as hereinafter defined) is greater than $0, (i) the Rollover Investor desires to purchase those securities of the Issuer (the “Acquired Subscription Securities”, together with the Acquired Contribution Securities, the “Acquired Securities”) for an aggregate purchase price equal to the Subscription Amount and (ii) Issuer desires to accept the Subscription Amount from Rollover Investor and, in exchange therefor, issue the Acquired Subscription Securities to the Rollover Investor (collectively, the “Rollover Subscription” and, together with the Rollover Contribution, the “First Rollover Transaction”); and

WHEREAS, subject to the terms and conditions of this Agreement, immediately following the First Rollover Transaction, (i) the Rollover Investor shall contribute, assign, transfer, convey and deliver to Aggregator all of his, her or its right, title and interest in and to the Acquired Securities in exchange for the Aggregator Acquired Securities, and (ii) Aggregator shall accept the Acquired Securities from the Rollover Investor and, in exchange therefor, issue the Aggregator Acquired Securities to the Rollover Investor (the “Second Rollover Transaction” and, together with the First Rollover Transaction, the “Rollover Transactions”).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions; Interpretation.

(a) Definitions. As used in this Agreement, the following terms have the following meanings:

(i) “Aggregator Acquired Securities” means the number and type of Aggregator Units into which the Acquired Securities are to be exchanged as set forth on Exhibit A attached hereto.

(ii) “Aggregator LLCA” means that certain Amended and Restated Limited Liability Company Agreement of Aggregator, dated as of May [•], 2026, by and among Issuer and the other members from time to time party thereto (as it may be amended, restated, supplemented or otherwise modified from time to time after the consummation of the transactions contemplated herein in accordance with its terms).

(iii) “Aggregator Unit” means a Class A-2 unit of Aggregator, having the rights, powers and preferences, with such qualifications thereto and limitations and restrictions thereon, as are set forth in the Aggregator LLCA.

(iv) “Company Share Value” means the amount of cash consideration into which one share of Company Common Stock is converted pursuant to the Merger Agreement.

(v) “Rollover Documents” means, collectively, (A) this Agreement, (B) the Accredited Investor Questionnaire set forth as Exhibit B hereto, (C) the Consent of Spouse set forth as Exhibit C hereto (the “Spousal Consent”) (unless Issuer has advised the Rollover Investor in writing that the Spousal Consent is inapplicable to the Rollover Investor, as determined by Issuer in its reasonable discretion), (D) a joinder to the Aggregator LLCA (the “Joinder Agreement”) in the form attached as Exhibit D hereto, (E) the Management Rollover Restrictive Covenant Agreement in the form attached as Exhibit E hereto (the “RCA”), and (F) an IRS Form W-9 or appropriate IRS Form W-8, as applicable, with respect to the Rollover Investor.

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(vi) “Equity Interests” means any partnership interest, membership interest, unit, capital stock or other equity interest or any security (including any debt security) convertible into or exchangeable for any partnership interest, membership interest, unit, capital stock or any other right, warrant or option to acquire any of the foregoing securities.

(vii) “Issued Securities” means the Acquired Securities and the Aggregator Acquired Securities.

(viii) “Issuer Unit” means a Class A-2 unit of Issuer, having the rights, powers and preferences, with such qualifications thereto and limitations and restrictions thereon, as are set forth in the Partnership Agreement.

(ix) “Partnership Agreement” means that certain Amended and Restated Limited Partnership Agreement of Issuer, dated as of May [•], 2026, by and among Issuer’s general partner, the initial limited partners and other limited partners from time to time party thereto (as it may be amended, restated, supplemented or otherwise modified from time to time after the consummation of the transactions contemplated herein in accordance with its terms).

(x) “Related Person” means, with respect to any specified person, trust or entity, any former, current or future (in its capacity as such) (A) affiliate, member, partner, director, manager, officer, employee, agent, advisor, representative, heir, successor or assign of, or holder of any direct or indirect equity interest (or right or other interest convertible into or exercisable or exchangeable for or otherwise entitling the holder thereof to acquire any direct or indirect equity interest) in such specified person, trust or entity or (B) affiliate, member, partner, director, manager, officer, employee, agent, advisor, representative, heir, successor or assign of, or holder of any direct or indirect equity interest (or right or other interest convertible into or exercisable or exchangeable for or otherwise entitling the holder thereof to acquire any direct or indirect equity interest) in any person, trust or entity described in the foregoing clause (A).

(xi) “Rollover Amount” means the amount set forth on Exhibit A hereto.

(xii) “Subscription Amount” means the amount, if positive, equal to (A) the Rollover Amount minus (B) the aggregate Company Share Value of the Rollover Securities. For the avoidance of doubt, the Subscription Amount shall not be less than or equal to $0.

(b) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement. All annexes and exhibits hereto are incorporated into, and constitute a part of, this Agreement. Unless otherwise specified or the context requires otherwise, (i) references herein to “Sections,” “Annexes” or “Exhibits” are references to, as applicable, sections of, or annexes or exhibits to, this Agreement, (ii) references herein to any agreement (including this Agreement), instrument or other document are references to such

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agreement, instrument or other document, as applicable, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, (iii) references herein to any statute, rule or regulation are references to such statute, rule or regulation, as applicable, as amended, restated, supplemented or otherwise modified from time to time, including through the promulgation of rules or regulations thereunder, and to any consolidation thereof or successor statute, rule or regulation, as applicable, thereto and (iv) references herein to any person, trust or entity are references to such person, trust or entity and its successors and permitted assigns (and, in the case of any natural person, such natural person’s executors, heirs and legal representatives in such capacities). As used in this Agreement, (A) the words “this Agreement,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision or part of this Agreement, (B) the words “any” and “or” express alternatives that are not mutually exclusive, (C) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation,” (D) words importing the singular also import the plural, and vice versa, (E) words importing the masculine, feminine or neutral gender also include each other gender and (F) the words “writing” and “written” refer to printing, typing and other means of reproducing words in a visible form (including email and any .pdf or image file attached thereto).

2. Contribution and Subscription.

(a) First Rollover Transaction.

(i) Rollover Contribution. On the terms and conditions set forth herein, immediately prior to the Transaction Closing, to the extent the Rollover Investor holds shares of Company Common Stock, (A) the Rollover Investor shall contribute, assign, transfer, convey and deliver to Issuer the Rollover Securities, free and clear of any and all liens or any restrictions on transfer, other than any restrictions under the Securities Act and applicable state securities laws or contained in the organizational documents of the Acquired Company, and (B) in exchange for the contribution, assignment, transfer, conveyance and delivery by the Rollover Investor to Issuer of the Rollover Securities, Issuer shall issue to the Rollover Investor the Acquired Contribution Securities, free and clear of any and all liens or any restrictions on transfer, other than any restrictions under the Securities Act and applicable state securities laws or the Partnership Agreement.

(ii) Rollover Subscription. On the terms and conditions set forth herein, immediately after the Transaction Closing, to the extent the Subscription Amount is greater than $0, (i) the Rollover Investor shall be deemed to have paid to Issuer, in accordance with Section 2(a)(iii), the Subscription Amount and (ii) in exchange for the payment of the Subscription Amount, Issuer shall issue to the Rollover Investor the Acquired Subscription Securities, free and clear of any and all liens or any restrictions on transfer, other than any restrictions under the Securities Act and applicable state securities laws or the Partnership Agreement.

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(iii) Payment of Subscription Amount. In order to satisfy the payment obligations of the Rollover Investor set forth in Section 2(a)(ii), the Rollover Investor hereby authorizes and directs Issuer to deduct and withhold from the aggregate amount of cash that otherwise would be payable by Issuer (or the Acquired Company or any of its subsidiaries, as applicable) to the Rollover Investor pursuant to Section 2.8(c) of the Merger Agreement an amount equal to the Subscription Amount, and the Rollover Investor and Issuer agree that the Subscription Amount so withheld shall be retained by Issuer (or the Acquired Company or any of its subsidiaries, on behalf of Issuer) in satisfaction of the payment obligations set forth in Section 2(a)(ii). The parties hereto agree (including for U.S. federal, state and local income tax purposes) that the Subscription Amount shall be deemed to have been paid by the Acquired Company or its subsidiary, as applicable to the Rollover Investor pursuant to Section 2.8(c) of the Merger Agreement and thereafter invested by the Rollover Investor in Issuer pursuant to Section 2(a)(ii).

(b) Second Rollover Transaction. On the terms and conditions set forth herein and, immediately following the First Rollover Transaction, (i) Rollover Investor shall contribute, assign, transfer, convey and deliver to Aggregator the Acquired Securities received in the First Rollover Transaction, free and clear of any and all liens, other than liens arising under applicable securities laws or otherwise contained in the Partnership Agreement, and (ii) Aggregator shall issue to Rollover Investor the Aggregator Acquired Securities (in exchange for the contribution, assignment, transfer, conveyance and delivery by Rollover Investor to Aggregator of the Acquired Securities), free and clear of any and all liens, other than liens arising under applicable securities laws and the Aggregator LLCA.

(c) Closings. Subject to the satisfaction of all of the conditions set forth in Section 3 (or waiver thereof by the party hereto entitled to the benefit thereof), the closing of the transactions contemplated by Section 2(a)(i), Section 2(a)(ii) and Section 2(b) (the first such closing to occur, the “Rollover Closing”) shall take place remotely, by electronic exchange of documents, at the time specified in such Sections, or at such other time or in such other manner as may be agreed upon in writing by the parties hereto, provided, however, if the Merger Agreement is terminated, this Agreement shall be null and void ab initio, without any liability to any party hereto.

(d) Rollover Documents. Concurrently herewith, the Rollover Investor and the applicable Issuing Entity shall properly complete (including by reflecting such revisions or additional information as may be reasonably required) and duly execute and deliver to the applicable Issuing Entity and the Rollover Investor the Rollover Documents, to be held in escrow and made effective as of the date of the Rollover Closing. Notwithstanding anything in this Agreement to the contrary or any waiver of any of the conditions set forth in Section 3, the Rollover Investor shall not be entitled to receive the Issued Securities unless and until the Rollover Investor has complied with this Section 2(d).

(e) No Certificates. The Rollover Investor acknowledges and agrees that it is not entitled to any certificate representing any of the Issued Securities, unless the applicable Issuing Entity shall otherwise determine.

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3. Conditions to Closing.

(a) The respective obligations of the parties hereto to consummate the transactions contemplated by Section 2(a) through 2(b) are subject to and conditioned upon the Transaction Closing having occurred or occurring substantially simultaneously therewith.

(b) The Issuing Entities’ obligation to consummate the transactions contemplated by Section 2(a) through 2(b) is subject to the satisfaction or waiver by the Issuing Entities, as of the Rollover Closing, of each of the following conditions: (a) all of the representations and warranties of the Rollover Investor contained in this Agreement and the other Rollover Documents shall be true and correct at and as of the Rollover Closing, and the Rollover Investor shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by the Rollover Investor prior to the Rollover Closing, and (b) the Rollover Investor shall have delivered to the Issuing Entities the applicable Rollover Documents, which shall have been properly completed (reasonably acceptable to the Issuing Entities) and duly executed by the Rollover Investor (or the Rollover Investor’s spouse, in the case of the Spousal Consent, if applicable). The Rollover Investor’s obligation to consummate the transactions contemplated by Section 2(a) through 2(b) is subject to the satisfaction or waiver by the Rollover Investor, as of the Rollover Closing, of each of the following conditions: (a) all of the representations and warranties of the Issuing Entities contained in this Agreement and the other Rollover Documents shall be true and correct at and as of the Rollover Closing as though then made, and the Issuing Entities shall have performed and complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by the Issuing Entities at or prior to the Rollover Closing, (b) the Aggregator LLCA shall have been duly executed by Issuer and certain initial members and shall be in full force and effect in accordance with its terms, and (c) the Partnership Agreement shall have been duly executed by each of the general partner and certain initial limited partners and shall be in full force and effect in accordance with its terms.

(c) The Rollover Investor’s obligation to consummate the Rollover Transactions is subject to the substantially concurrent (i) consummation of the transactions at Transaction Closing contemplated by the Merger Agreement, and (ii) issuance to the Rollover Investor of the Upstairs Class B Units (as defined in the Award Agreement) of Aggregator allocable to the Rollover Investor pursuant to the award agreement to be entered into by the Rollover Investor with Issuer and Aggregator (the “Award Agreement”) with respect to such Upstairs Class B Units.

4. Tax Treatment. For U.S. federal and applicable U.S. state and local tax purposes, the parties shall treat and report the Rollover Transactions as transactions governed by Section 721(a) of the Code.

5. Further Assurances. The Rollover Investor shall reasonably cooperate with the Issuing Entities and shall take all such further actions and shall (as applicable), prepare, execute, deliver and file all such further agreements, instruments and other documents as may be reasonably requested by the Issuing Entities in order to carry out the provisions and purposes of this Agreement.

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6. Effectiveness and Termination. This Agreement shall become effective immediately upon its execution and delivery by the parties hereto. If the Merger Agreement is terminated in accordance with its terms for any reason prior to the Transaction Closing, this Agreement shall automatically terminate (except that this sentence and the provisions of Section 21 shall survive any termination of this Agreement) and, for the avoidance of doubt, none of the parties hereto or any of their respective Related Persons (or any other person, trust or entity) shall have any liability or obligation under or in connection with this Agreement or the transactions contemplated hereby.

7. Representations and Warranties of the Rollover Investor. The Rollover Investor makes the representations and warranties set forth in Annex I hereto as of the date hereof and as of the date of the Rollover Closing. The consummation of the transactions contemplated by Section 2(a) through 2(b) shall constitute the Rollover Investor’s reaffirmation that the representations and warranties of the Rollover Investor contained in this Agreement and the other Rollover Documents are true and correct as of the date of the Rollover Closing. The Rollover Investor shall promptly notify the Issuing Entities of the existence of any circumstances that would, or would reasonably be expected to, cause any of the representations or warranties of the Rollover Investor contained in this Agreement or any of the other Rollover Documents to fail to be true and correct.

8. Representations and Warranties of the Issuing Entities. The Issuing Entities, jointly and severally, make the following representations to the Rollover Investor as of the date hereof and as of the date of the Rollover Closing:

(a) Organization. The Issuing Entities are a limited partnership or limited liability company, as applicable, validly existing and in good standing under the Laws (as hereinafter defined) of the State of Delaware and have all requisite organizational power and authority to execute and deliver this Agreement and to perform their obligations hereunder and consummate the transactions contemplated hereby.

(b) Authorization; Enforceability. The execution, delivery and performance by the Issuing Entities of this Agreement and the consummation by the Issuing Entities of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Issuing Entities. This Agreement has been duly executed and delivered by the Issuing Entities and, assuming the due authorization, execution and delivery of this Agreement by the Rollover Investor, this Agreement constitutes a valid and binding obligation of the Issuing Entities, enforceable against the Issuing Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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(c) No Conflicts. The execution, delivery and performance by the Issuing Entities of this Agreement and the consummation by the Issuing Entities of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate any provision of organizational or governing documents of the Issuing Entities, (ii) violate any law, regulation or rule enacted, promulgated or enforced by any governmental authority or any quasi-governmental or self-regulatory authority (each, a “Law”) applicable to the Issuing Entities or any of their properties or assets, (iii) violate any order, judgment or similar determination of any governmental authority or any quasi-governmental or self-regulatory authority (each, an “Order”) binding on the Issuing Entities or any of their properties or assets or (iv) result in a breach of or conflict with any of the terms of, or constitute a default under, any agreement or instrument to which any of the Issuing Entities is a party or by which the Issuing Entities or any of their properties or assets is bound. Except as required by applicable securities Laws, no notification of, or declaration or filing with, or approval, authorization, consent, license, registration or permit from, any governmental authority is or will be required on the part of any Issuing Entity in connection with this Agreement or the consummation of the transactions contemplated hereby (including as provided in Section 2(a) through 2(b)). No Issuing Entity is subject to any Law, Order, agreement or instrument that would prevent, delay or impede such Issuing Entity’s performance of its obligations under, or consummation of the transactions contemplated by, the Rollover Documents.

(d) No Actions. There is no action or other proceeding or investigation (whether at law or in equity, whether civil or criminal, or otherwise) pending or, to the knowledge of the Issuing Entities, threatened against any Issuing Entities or any of their affiliates any of its or their respective assets, and no Issuing Entity is subject to or bound by Order, that would, or would reasonably be expected to, prevent, delay or impede the consummation of the transactions contemplated hereby.

(e) Validity of Issued Securities. The Issued Securities to be issued hereunder, when issued and delivered in accordance with the terms hereof, will be duly authorized and validly issued and will be free and clear of any liens or encumbrances other than as set forth in any of the Rollover Documents or in the organizational documents of the Issuing Entities and restrictions on transfer arising under applicable securities Laws.

The Issuing Entities are not making, and hereby specifically disclaim, any representation or warranty regarding (x) any pro forma financial information, budgets, estimates, projections, forecasts or other forward-looking statements, business plans (including the reasonableness of any assumptions underlying such estimates, projections, forecasts, forward looking statements or business plans) with respect to the Issuing Entities or any of their subsidiaries (including, from and after the Transaction Closing, the Acquired Company and its subsidiaries) or any of the respective businesses of the Issuing Entities or any of their subsidiaries (including, from and after the Transaction Closing, the Acquired Company and its subsidiaries) or (y) any other matter, except, in the case of this clause (y), as expressly set forth in this Section 8.

9. Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement or in any of the other Rollover Documents shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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10. Covenants of the Rollover Investor.

(a) The Rollover Investor hereby acknowledges and agrees that in exchange for the contribution of the Rollover Securities, if any, pursuant to Section 2(a)(i) and, if applicable the payment of the Subscription Amount pursuant to Section 2(a)(ii), he, she or it is only entitled to receive the Acquired Contribution Securities, if any, issuable pursuant to Section 2(a)(i) and the Acquired Subscription Securities, if any, issuable pursuant to Section 2(a)(ii), in each case subject to the terms and conditions described herein and no other consideration shall be owing to the Rollover Investor under the Merger Agreement or otherwise in respect of the Rollover Investor’s Rollover Securities.

(b) The Rollover Investor hereby acknowledges and agrees that in exchange for the contribution of the Acquired Securities pursuant to Section 2(b), he, she or it is only entitled to receive the Aggregator Acquired Securities subject to the terms and conditions described herein and no other consideration shall be owing to the Rollover Investor under the Merger Agreement or otherwise in respect of the Rollover Investor’s Acquired Securities.

(c) The Rollover Investor hereby acknowledges and agrees that the Issuer Units and Aggregator Units are subject to restrictions on transfer and resale and may not be transferred or resold except (i) as provided in the Partnership Agreement or Aggregator LLCA, as applicable, and (ii) as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

(d) Between the date hereof and the consummation of the transactions contemplated by the Merger Agreement or this Agreement, or termination of the Merger Agreement in accordance with the provisions thereof, except as expressly contemplated by the Merger Agreement, the Rollover Investor shall not, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any Contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Rollover Securities, as applicable, or any interest therein or any other securities of the Acquired Company, or (ii) take any action that would have the effect of preventing or constraining or impeding the Rollover Investor from consummating the transactions contemplated herein at or prior to the Transaction Closing.

11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) when emailed to the recipient, if emailed before 10:00 p.m. Eastern Time on a business day, and otherwise on the next business day, or (c) the next business day after the day on which it is sent to the recipient by reputable overnight courier service (charges prepaid). Any such notice, demand or other communication shall be addressed as follows (or to such other address(es) or email address(es) as the parties hereto may from time to time designate in writing):

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if to the Rollover Investor, to the address or email address set forth on the signature page hereof executed by the Rollover Investor, with a copy (which shall not constitute notice) to:

Sterlington PLLC

530 Fifth Avenue, Suite 804

New York, New York 10036

Attention: Jeremy L. Goldstein

Email: jeremy.goldstein@sterlingtonlaw.com; notices@sterlingtonlaw.com if to Issuer:

MCW Parent, LP

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Boulevard, Suite 2000

Los Angeles, CA 90025

Attention: Jonathan Seiffer; Joshua Farran

Email: seiffer@leonardgreen.com; jfarran@leonardgreen.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

1999 Avenue of the Stars, 29th Floor

Los Angeles, California 90067

Attention: Gregory B. Klein; Michael W. Kaplan

Email: gregory.klein@stblaw.com; michael.kaplan@stblaw.com

if to Aggregator:

MCW Aggregator, LLC

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Boulevard, Suite 2000

Los Angeles, CA 90025

Attention: Jonathan Seiffer; Joshua Farran

Email: seiffer@leonardgreen.com; jfarran@leonardgreen.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

1999 Avenue of the Stars, 29th Floor

Los Angeles, California 90067

Attention: Gregory B. Klein; Michael W. Kaplan

Email: gregory.klein@stblaw.com; michael.kaplan@stblaw.com

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12. Amendments; Waivers.

(a) This Agreement may be amended or modified only by a written agreement executed and delivered by all of the parties hereto. This Agreement may not be amended or modified except as provided in the immediately preceding sentence, and any purported amendment by any of the parties hereto effected in a manner that does not comply with this Section 12(a) shall be null and void.

(b) Any waiver of performance of or compliance with any provision of this Agreement or any right or remedy available hereunder shall be effective only if set forth in a written instrument making reference to this Agreement and executed and delivered by the party against which such waiver is to be enforced. No failure by any party hereto to insist upon the strict performance of or compliance with any provision of this Agreement, or to exercise any right or remedy consequent upon a breach of any provision of this Agreement, shall constitute a waiver by such party of performance of or compliance with such provision or of any right or remedy available hereunder or at law or in equity.

13. Entire Agreement. This Agreement, together with the annexes and exhibits hereto, the Aggregator LLCA and the Partnership Agreement together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written or oral, and all contemporaneous oral, agreements and understandings between the parties hereto with respect to the subject matter hereof.

14. Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the persons, trusts or entities expressly named as parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, trust or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

15. Assignment. This Agreement shall not be assigned by any party hereto (whether by operation of law or otherwise), nor shall any party hereto assign any of its rights or delegate any of its obligations hereunder, without the prior written consent of the other parties hereto, except that Issuing Entities may (a) assign any or all of their rights or delegate any or all of their obligations to one or more of their wholly owned subsidiaries and (b) collaterally assign or grant a security interest in any or all of their rights and benefits hereunder to any debt financing source, in each case, without the consent of the Rollover Investor, but any such assignment (collateral or otherwise) or grant of a security interest shall not relieve the Issuing Entities of any of its obligations hereunder. Any attempted assignment or delegation of this Agreement or any right or obligation hereunder not in accordance with the terms of this Section 15 shall be null and void.

16. Severability. If any provision of this Agreement is invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect the effectiveness of such provision in any other jurisdiction and all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of

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the parties hereto. Upon a determination that any provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

18. Jurisdiction and Venue. In any litigation or other adversarial proceeding between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) and agrees not to bring any such litigation or proceeding in any other court, (b) waives any defense of inconvenient forum to the maintenance of any such litigation or proceeding so brought and waives any bond, surety or other security that might be required of the other party hereto with respect thereto and (c) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11 (provided that nothing in this Section 18 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law).

19. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, CONTROVERSY, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, LAW, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Specific Performance. The Rollover Investor acknowledges and agrees that irreparable damage to the Issuing Entities and their affiliates (for which monetary relief, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement applicable to the Rollover Investor were not performed by the Rollover Investor in accordance with its specific terms or were otherwise breached. Accordingly, the Rollover Investor acknowledges and agrees that (a) the Issuing Entities shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise, and (b) the Issuing Entities’ right to seek specific performance of this Agreement or other equitable

12

relief is an integral part of the transactions contemplated hereby without which the Issuing Entities would not have entered into this Agreement. The Rollover Investor hereby (i) waives any defense that a remedy at law would be adequate, (ii) waives any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief and (iii) agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Issuing Entities otherwise have an adequate remedy at law.

21. No Recourse. Notwithstanding anything herein to the contrary, each of the parties hereto, on behalf of itself and its Related Persons, acknowledges and agrees that no Related Person of any party hereto shall have any liability or obligation (whether by statute, at law or in equity, in contract or in tort or otherwise) under, in connection with or relating to this Agreement or any of the transactions contemplated hereby, except as may otherwise be expressly agreed in writing by any such Related Person, and, to the maximum extent permitted by Law, each of the parties hereto waives and releases, on behalf of itself and its Related Persons, all claims, actions, suits, causes of action, liabilities and obligations arising out of, under, in connection with or related to this Agreement or any of the transactions contemplated hereby that it has or may have against any Related Person of any party hereto.

22. Section 409A of the Code. The intent of the parties is that the transactions contemplated hereby will comply with all applicable requirements under the Code, including, if applicable, Section 409A of the Code (including the exemptions therefrom). Notwithstanding the foregoing, none of the Issuing Entities, the Acquired Company, the Acquired Company’s subsidiaries or its or their respective affiliates has made any representation or warranty with respect to this Agreement and the transactions contemplated hereby as being exempt from or subject to Section 409A of the Code, and the Rollover Investor has been advised and has received his, her or its own tax advice as to the treatment of the transactions contemplated by this Agreement.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed (whether manually or electronically, including by any means compliant with the U.S. Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000) counterpart of this Agreement by facsimile, attachment of a file to e-mail or other electronic means shall have the same binding legal effect as delivery of a manually executed original counterpart of this Agreement delivered in person.

[Remainder of page intentionally left blank. Signatures appear on the following pages.]

13

IN WITNESS WHEREOF, the undersigned have duly executed and delivered, or caused to be duly executed and delivered, this Rollover Agreement as of the date first written above.

ISSUER:

MCW Parent, LP
By: MCW Holdings GP, LLC, its general partner

By:
Name:
Title:

AGGREGATOR:

MCW Aggregator, LLC
By: MCW Parent, LP
By: MCW Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signature Page of Rollover Agreement]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered, or caused to be duly executed and delivered, this Rollover Agreement as of the date first written above.

ROLLOVER INVESTOR:

Notices:

Attention:
Email:

[Signature Page of Rollover Agreement]

ANNEX I

ROLLOVER INVESTOR REPRESENTATIONS AND WARRANTIES1

(a) Organization. If the Rollover Investor is an entity or a trust, the Rollover Investor is (as applicable) duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or establishment and has all requisite organizational or trustee (as applicable) power and authority to execute and deliver the Rollover Documents and to perform its obligations thereunder and consummate the transactions contemplated thereby. If the Rollover Investor is a natural person, the Rollover Investor is competent to, and has sufficient capacity and all requisite power and authority to, execute and deliver the Rollover Documents and to perform its obligations thereunder and consummate the transactions contemplated thereby.

(b) Authorization; Enforceability. The execution, delivery and performance by the Rollover Investor of the Rollover Documents and the consummation by the Rollover Investor of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Rollover Investor. The Rollover Documents have been (or, in the case of those Rollover Documents contemplated to be delivered after the date hereof will be as of the Rollover Closing) duly executed and delivered by the Rollover Investor and, assuming the due authorization, execution and delivery of the Rollover Documents by the other persons named as parties thereto, if any, the Rollover Documents constitute (or, in the case of those Rollover Documents contemplated to be delivered after the date hereof, if any, will constitute as of the Rollover Closing) the valid and binding obligations of the Rollover Investor, enforceable against the Rollover Investor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) Valid Title. As of the date hereof, the Rollover Investor has good and valuable title to, and is the sole record and beneficial owner of, the Rollover Securities free and clear of all liens and restrictions on transfer, other than any restrictions under the Securities Act and applicable state securities laws, and other than liens contained in the organizational documents of the Acquired Company. The Rollover Investor is not a party to, or bound by, any agreement, arrangement, Contract, instrument, or Order (other than as contemplated by this Agreement and the Merger Agreement) relating to (i) the grant of pre-emptive rights to purchase or obtain any Equity Interests of the Acquired Company, (ii) the sale, repurchase assignment or other transfer of any Equity Interests of the Acquired Company, or (iii) the receipt of distributions, proxy rights or voting rights of any Equity Interests of the Acquired Company. On the date of the Rollover Closing, the Rollover Investor shall transfer to (i) Issuer good and valid title to the Rollover Securities and (ii) Aggregator good and valid title to the Acquired Securities, in each case, free and clear of all liens and restrictions on transfer, other than any restrictions under the Securities Act and applicable state securities laws and other than those contained in the organizational documents of the Acquired Company.

Annex I to Rollover Agreement

[1]

If the Rollover Documents include the Spousal Consent (as determined by Issuer in its sole discretion), the representations and warranties of the Rollover Investor contained in this Agreement that pertain to the Rollover Documents shall also be deemed to be made with respect to the Rollover Investor’s spouse, as applicable.

(d) No Conflicts. The execution, delivery and performance by the Rollover Investor of the Rollover Documents and the consummation by the Rollover Investor of the transactions contemplated thereby do not and will not, with or without the giving of notice or the passage of time or both, (i) if the Rollover Investor is an entity or a trust, violate any provision of the Rollover Investor’s organizational, governing or trust documents, (ii) violate any Law applicable to the Rollover Investor or any of the Rollover Investor’s properties or assets, (iii) violate any Order applicable to the Rollover Investor or any of the Rollover Investor’s properties or assets or (iv) result in a breach of or conflict with any of the terms of, or constitute a default under, any agreement or instrument to which the Rollover Investor is a party or by which the Rollover Investor or any of its properties or assets are bound. No notification of, or declaration or filing with, or approval, authorization, consent, license, registration or permit from, any governmental authority is or will be required on the part of the Rollover Investor in connection with this Agreement or the consummation of the transactions contemplated hereby (including as provided in Section 2(a) through 2(b)). The Rollover Investor is not subject to any Law, Order, agreement or instrument that would prevent, delay or impede the Rollover Investor’s performance of its obligations under, or consummation of the transactions contemplated by, the Rollover Documents.

(e) No Actions. There is no action or other proceeding or investigation (whether at law or in equity, whether civil or criminal, or otherwise) pending or, to the knowledge of the Rollover Investor, threatened against the Rollover Investor or any of its affiliates any of its or their respective assets, and the Rollover Investor is not subject to or bound by Order, that would, or would reasonably be expected to, prevent, delay or impede the consummation of the transactions contemplated hereby.

(f) Issued Securities Not Transferrable. The Rollover Investor is acquiring the Issued Securities solely for its own account and not on behalf of any other person or with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or the securities Laws of any state or other jurisdiction. The Rollover Investor understands that (i) the Issued Securities have not been and, at the time of issuance will not be (and may never be) registered under the Securities Act or the securities Laws of any state or other jurisdiction, (ii) the Issued Securities may not be offered for sale or sold by the Rollover Investor, and the Rollover Investor must continue to bear the economic risk of its investment in the Issued Securities, unless and until the offer and sale of the Issued Securities are subsequently registered under the Securities Act and any applicable securities Laws of any state or and other jurisdiction or an exemption from such registration is available, and Issuer is under no obligation to effect any such registration or to file for or comply with any exemption from such registration; provided, however, that nothing in this clause (ii) shall limit, prohibit or prevent the Rollover Investor from consummating the transactions contemplated by this Agreement (including, without limitation, the Rollover Transactions), (iii) a notation shall be made in the appropriate records of the Issuing Entities indicating that the Issued Securities are subject to restrictions on transfer and, if the Issuing Entities should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Issued Securities, (iv) there is no established market for the Issued Securities and it is not anticipated that there will be any public market for the Issued Securities in the foreseeable future, (v) an investment in the

Annex I to Rollover Agreement

Issued Securities is a speculative investment which involves a high degree of risk of loss of the Rollover Investor’s investment therein, there are substantial restrictions on the transferability of the Issued Securities and, on the date of the Rollover Closing and for an indefinite period following such date, there will be no public market for the Issued Securities and, accordingly, it may not be possible for the Rollover Investor to liquidate the Rollover Investor’s investment in case of emergency, if at all, and (vi) the Rollover Investor’s financial situation is such that the Rollover Investor can afford to bear the economic risk of holding the Issued Securities for an indefinite period of time, has adequate means for providing for the Rollover Investor’s needs and contingencies and can afford to suffer a complete loss of the Rollover Investor’s investment in the Issued Securities.

(g) Independent Investigation. The Rollover Investor has been given the opportunity to examine all such documents (including this Agreement and the other Rollover Documents) and other materials and information and to ask all such questions of the Issuing Entities and their representatives (and has received answers to any such questions asked) in connection with the Rollover Investor’s investment in the Issued Securities, the terms and conditions of the purchase of the Issued Securities and otherwise as the Issuing Entities have deemed appropriate in order to evaluate such investment and such purchase and the Rollover Investor’s execution and delivery of the Rollover Documents. The Rollover Investor has independently, and without reliance upon the Issuing Entities or any of their affiliates or any representative or agent of the foregoing, and based on such documents and information as the Rollover Investor has deemed appropriate, performed its own due diligence and business investigations with respect to Issuing Entities and their subsidiaries (including, from and after the Transaction Closing, the Acquired Company and its subsidiaries) and made its own investment decision with respect to the investment represented by the Issued Securities. The Rollover Investor’s knowledge and experience in financial and business matters are such that the Rollover Investor is capable of evaluating the merits and risks of the Rollover Investor’s investment in the Issued Securities. The Rollover Investor is fully familiar with the nature of the businesses of the Issuing Entities and their subsidiaries (including, from and after the Transaction Closing, the Acquired Company and its subsidiaries). The Rollover Investor has consulted, to the extent deemed appropriate by the Rollover Investor, with the Rollover Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Issued Securities and on that basis understands the financial, tax, legal and related consequences of an investment in the Issued Securities, and believes that an investment in the Issued Securities is suitable and appropriate for the Rollover Investor. The Rollover Investor’s knowledge and experience in financial and business matters are such that the Rollover Investor is capable of evaluating the merits and risks of an investment in the Issued Securities.

(h) No Offer. The Rollover Investor understands that neither the distribution of the Rollover Documents nor the Rollover Investor’s prospective investment in the Issued Securities constitutes an offer to sell or the solicitation of an offer to buy the Issued Securities or any other security in any jurisdiction or to any person, trust or entity in which or to whom it is unlawful to make such an offer or solicitation.

(i) Accredited Investor. The Rollover Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Without limiting the foregoing, the information contained on the Accredited Investor Questionnaire attached as Exhibit B to this Agreement is true and correct.

Annex I to Rollover Agreement

(j) Not a Bad Actor. Neither the Rollover Investor nor any person, trust or entity that controls the Rollover Investor or is under the control of, or under common control with, the Rollover Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act, except for those covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to Issuer. The Rollover Investor has exercised reasonable care to determine the accuracy of the representations and warranties made by the Rollover Investor in this paragraph and agrees to notify the Issuing Entities if the Rollover Investor becomes aware of any fact that makes the representations made by the Rollover Investor in this paragraph inaccurate.

(k) Brokers’ Fees. No finder, broker, agent, financial advisor or other similar intermediary has been engaged by or on behalf of the Rollover Investor, or would be entitled to payment of any fee or other amount based on arrangements made by or on behalf of the Rollover Investor, in connection with the transactions contemplated by this Agreement.

Annex I to Rollover Agreement

EXHIBIT A

Rollover Amount	Rollover Securities	Acquired Contribution Securities	Acquired Subscription Securities	Aggregator Acquired Securities

Annex A to Rollover Agreement

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

Certain capitalized terms have the applicable meanings assigned to them in the Rollover Agreement to which this Accredited Investor Questionnaire is an Exhibit.

The undersigned hereby represents and warrants that the undersigned is, as of the date hereof, and will be, on the date of the Rollover Closing, an “accredited investor” within the meaning of Rule 501 of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the undersigned qualifies as an accredited investor:

☐ (A)

A natural person with individual net worth (or joint net worth with spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse)) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse or spousal equivalent other than the primary residence of the spouse or spousal equivalent), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by the undersigned’s primary residence should not be included as a “liability”, except to the extent (i) the fair market value of such residence is less than the amount of such mortgage or other indebtedness or (ii) the amount of any such mortgage or other indebtedness existing on the date of the acceptance of the undersigned’s contribution and, if applicable, subscription, for Issued Securities exceeds the amount of such mortgage or other indebtedness that existed sixty (60) days prior to such date and such mortgage or other indebtedness was not incurred as a result of the acquisition of the undersigned’s primary residence.)

☐ (B)

A natural person with individual income (without including any income of the undersigned’s spouse or spousal equivalent) in excess of $200,000, or joint income with spouse or spousal equivalent of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐ (C)

A natural person holding in good standing one or more of the following certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), and Investment Adviser Representative license (Series 65).

☐ (D)

Any natural person who is a “knowledgeable employee,” as defined in rule 3c5(a)(4) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the issuer of the securities being offered or sold.

☐ (E)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ (F)

An entity, including a grantor trust, in which all of the equity owners are accredited investors. (For this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner.)

☐ (G)

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐ (H)	A broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Exhibit B to Rollover Agreement

☐ (I)	An investment adviser, investing for its own account, registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”).

☐ (J)	An investment adviser, investing for its own account, relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act.

☐ (K)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐ (L)	An investment company registered under the Investment Company Act.

☐ (M)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐ (N)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.

☐ (O)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐ (P)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

☐ (Q)

An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust, a limited liability company or a partnership, not formed for the specific purpose of acquiring the Issued Securities, with total assets in excess of $5 million.

☐ (R)

A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Issued Securities, the investment in the Issued Securities by which is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Issued Securities.

☐ (S)

Any entity, of a type not listed in the foregoing paragraphs F through R and not formed for the specific purpose of acquiring the Issued Securities, owning “investments” in excess of $5 million. (Please contact the issuer of the Issued Securities for the definition of “investments” and for information regarding the “valuation of investments”.)

☐ (T)

An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the decision to invest in the Issued Securities is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ (U)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐ (V)

A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, investing for its own account: (i) with assets under management in excess of $5 million, (ii) that is not formed for the specific purpose of acquiring the Issued Securities and (iii) the investment in the Issued Securities by which is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Issued Securities.

☐ (W)

A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, investing for its own account, of a family office meeting the requirements described in the immediately preceding paragraph (V) and the investment in the Issued Securities by which is directed by such family office pursuant to the immediately preceding paragraph (V).

Exhibit B to Rollover Agreement

NATURAL PERSONS

PROVIDE THE FOLLOWING INFORMATION FOR NATURAL PERSONS:

1)	State of employment:

2)	State of residence:

3)	Job title:

Signature:

Name:

Date:

TRUSTS AND ENTITIES

PROVIDE THE FOLLOWING INFORMATION FOR TRUSTS AND ENTITIES:

1)	Legal form (e.g., trust, corporation, partnership, limited liability company):

2)	Jurisdiction of organization:

Name of entity/trust:

Signature:

Name:

Date:

Exhibit B to Rollover Agreement

EXHIBIT C

Spousal Consent

I, the undersigned spouse or domestic partner of _________________ (the “Rollover Investor”), hereby acknowledge and affirm that I have received copies of each of the following agreements (as each may be amended, restated, supplemented or otherwise modified from time to time), or substantially final forms thereof, and that I clearly understand their contents:

(a)

the Rollover Agreement (the “Rollover Agreement”) and other Rollover Documents (as defined in the Rollover Agreement), entered into, or to be entered into, by the Rollover Investor, MCW Parent, LP (“Parent”), MCW Aggregator, LLC (“Aggregator” and, together with Parent, the “Issuing Entities”), and the other parties thereto, pursuant to which the Rollover Investor will acquire certain partnership interests, directly or indirectly, in each of the Issuing Entities; and

(b)	the Amended and Restated Limited Partnership Agreement of Parent, dated as of May [•], 2026 (the “Parent LPA”);

(c)	the Amended and Restated Limited Liability Company Agreement of Aggregator, dated as of May [•], 2026 (the “Aggregator LLCA”); and

(d)	any award agreement (each, an “Award Agreement”) entered into, or to be entered into, by and among the Rollover Investor, Parent, and Aggregator with respect to any Class B Units of Aggregator.

The Rollover Agreement and other Rollover Documents, Parent LPA, Aggregator LLCA and Award Agreements, together with any other agreements, instruments, or documents entered into by the Issuing Entities and Rollover Investor in connection therewith, are collectively referred to herein as the “Binding Documents.”

I acknowledge and agree that the Binding Documents impose certain obligations with respect to, and limitations and restrictions on, the equity securities in the Issuing Entities, and I hereby expressly approve of and agree to be bound by the provisions of each of the Binding Documents in their entirety, including, but not limited to, those provisions relating to the contribution, sale, transfer and other disposition of equity securities in the Issuing Entities. I acknowledge and agree that all of the equity securities owned by the Rollover Investor, directly or indirectly, in the Issuing Entities, together with any community property interest, right pursuant to any marital settlement award, or similar interest or right therein or with respect thereto that I may have or acquire from time to time, are and will be irrevocably bound by and subject to the terms, conditions, and other provisions set forth in the Binding Documents.

I agree that I will take no action at any time to hinder the operation of any Binding Document with respect to any interest I may have therein. I further agree to promptly execute upon request from time to time any other and further documents necessary to effectuate the terms of the Binding Documents and this consent. I hereby irrevocably appoint the Rollover Investor as my attorney-in-fact with respect to any amendment or exercise of any rights under the Binding Documents.

Exhibit C to Rollover Agreement

I hereby acknowledge and affirm that I am aware that the legal, financial, tax and other matters addressed in, or affected by, the Binding Documents and this consent are complex, that I am encouraged to seek advice with respect thereto from independent legal counsel and financial, tax and other advisors, and that I have either sought such advice or determined after carefully reviewing the Binding Documents and this consent to (and I hereby do) waive such right.

By executing this consent, I hereby represent and warrant that, in so executing, I have not relied on any inducements, promises or representations made by any other party (except as expressly set forth in the Binding Documents and this consent) or on any advice of the attorneys, accountants or other advisors of such other parties. I hereby represent and warrant that my execution of this consent is free and voluntary.

This consent, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

This consent shall be binding on my executors, administrators, heirs and assigns. This consent is executed for the benefit of Parent, Aggregator and each of their respective members and partners and may be relied upon and enforced by any of the foregoing.

Acknowledged and agreed:

Signature of Spouse

Name of Spouse:

Date:

Address of Spouse:

Name of Rollover Investor:

Exhibit C to Rollover Agreement

EXHIBIT D

JOINDER AGREEMENT

The undersigned is executing and delivering this joinder agreement (this “Joinder Agreement”) pursuant to the Amended and Restated Limited Liability Company Agreement (as it may be amended, supplemented, restated or modified from time to time, the “LLC Agreement”) of MCW Aggregator, LLC, a Delaware limited liability company (the “Aggregator”).

By executing and delivering this Joinder Agreement, the undersigned hereby adopts and approves the LLC Agreement and agrees, effective as of the closing of the transactions contemplated by Section 2(a) through 2(b) of the Rollover Agreement, dated May [•], 2026 between the undersigned, MCW Parent, LP, a Delaware limited partnership, and the Aggregator (the “Rollover Agreement”), to become a party to, to be bound by, and to comply with the applicable provisions of the LLC Agreement as if the undersigned were an original signatory thereto, and that all limited liability company interests in, and other equity securities of, the LLC Agreement owned beneficially or of record by the undersigned from time to time from and after such effectiveness shall be bound by and subject to the LLC Agreement.

The undersigned expressly acknowledges and agrees that the undersigned shall not be entitled to any rights pursuant to the LLC Agreement or otherwise as a member of the Aggregator unless the undersigned shall have executed and delivered this Joinder Agreement and the transactions contemplated by Section 2(a) through 2(b) of the Rollover Agreement shall have been consummated.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the date set forth below.

Signature

Print Name

Date

Address:

Email:

Exhibit D to Rollover Agreement

EXHIBIT E

MANAGEMENT ROLLOVER RESTRICTIVE COVENANT AGREEMENT

Exhibit E to Rollover Agreement